EXHIBIT 10.11

                                    AGREEMENT


         THIS AGREEMENT is made and entered into this 8th day of September, 1995 by and among CTI Industries Corporation, a corporation organized and existing under the laws of the State of Delaware, U.S.A. ("CTI") and Pulidos & Terminados Finos s.a. de c.v., a corporation organized and existing under the laws of Mexico and having its principal place of business in Zapopan, State of Jalisco, Mexico ("P&TF).

         WHEREAS, CTI presently owns and operates in the State of Illinois, U.S.A. two dipping machines used in the manufacture of latex balloons, such machines being more particularly described in Exhibit A hereto;

         WHEREAS, CTI is engaged in the business of manufacturing and selling, among other things, latex balloons;

         WHEREAS, P&TF is engaged in Mexico in the business of manufacturing and selling latex balloons;

         NOW, THEREFORE, in consideration of the premises and of the terms, covenants and conditions hereinafter contained, the parties hereto agree as follows:

         1. Definition of Terms. The terms set forth in this paragraph shall, for purposes of this Agreement, have the meanings set forth herein:

                  1.1      "Balloons" shall mean latex balloons.

                  1.2 "CTI Balloons" shall mean Balloons manufactured and produced on the Machines when delivered and operating at P&TF's facility.

                  1.3 "Machines" means the two dipping machines owned by CTI and used in the manufacture of latex balloons as more particularly described and including all of the items set forth on Exhibit A hereto. "Machine" shall mean one of the Machines.

                  1.4 "Specifications" shall mean (i) with respect to CTI Balloons, CTI's present specifications for latex balloons which it manufactures utilizing the Machines, which specifications are in writing and shall be transmitted to P&TF promptly after the execution of this Agreement by the parties, (ii) with respect to Balloons other than CTI Balloons produced by P&TF and sold to CTI hereunder, the specifications therefor developed and agreed upon by the parties pursuant to paragraph 3.6 hereof.



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         2.       Sale and Delivery of Machines.

                  2.1 CTI does hereby agree to sell and deliver to P&TF, and P&TF agrees to purchase, acquire, own, install and operate, the Machines on the terms and conditions set forth herein. The Machines shall include the machinery and components described on Exhibit A hereto, together with (i) copies of all blueprints and schematics for the equipment in CTI's possession and (ii) all auxiliary and associated equipment such as tanks, mixers and dryers. CTI shall be entitled to retain any and all plans, blueprints, schematics or other technical information concerning the Machines and all rights to use, sell, license or dispose of such items and information (including without limitation the right to manufacture, assemble, use or sell the equipment) and nothing herein shall be deemed a sale or transfer of any technical or proprietary rights in the Machines or any components thereof, whether patentable or not.

                  2.2 The purchase price for the Machines shall be $400,000, which the parties agree is the fair value therefor. The purchase price shall be allocated among the two Machines as the parties shall agree. The purchase price herein shall be exclusive of any and all sales, use, excise, transfer or other similar taxes or charges, or any customs, duty or other levy arising from the sale and delivery of the Machines which may be imposed by any governmental authority in the United States or Mexico. P&TF shall pay any and all such taxes, duties, charges or levies, or shall reimburse CTI therefor if paid or advanced by CTI promptly upon receipt of an invoice therefor. Payment of the purchase price for the Machines shall be made by P&TF in accordance with the provisions of paragraph 5.9 hereof. In the event that either party hereto shall terminate this Agreement pursuant to paragraph 9 hereof prior to the time that the purchase price for the Machines shall have been paid in full, the balance of the purchase price shall become immediately due and payable at such time.

                  2.3 Promptly upon execution of this Agreement and within 30 days thereafter, CTI shall, at CTI's expense, disassemble, crate and ship to P&TF one of the Machines. Promptly upon receipt of the Machine shipped and, in any event within 60 days after receipt thereof, P&TF shall reassemble the Machines and shall commence manufacture of latex balloons utilizing the Machine. Within 30 days after CTI shall confirm that the first Machine shall be fully operational and shall be in production of CTI Balloons meeting the Specifications, CTI shall disassemble, crate and ship to P&TF the second balloon machine. Promptly upon receipt thereof, and in any event within 60 days after receipt thereof, P&TF shall reassemble such second Machine and begin manufacture of latex balloons on such machine. Except as otherwise provided herein with respect to the services of a




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         CTI  engineer,  P&TF  shall  bear  all of  the  expenses  of  assembly, installation and operation of the Machines at its plant.

                  2.4 CTI shall be responsible for the cost of freight charges in connection with shipping the machines to the Mexico border and P&TF shall be responsible for freight charges from the Mexican border to its plant. Title and risk of loss shall pass to P&TF at the time of delivery of the Machines to the carrier.

                  2.5 CTI shall make available to P&TF the services of one engineer employed by CTI who is knowledgeable concerning the Machines for a period of 90 days from the date that each Machine shall be received by P&TF for the purpose of assisting P&TF in the assembly, installation and operation of the Machines and the training of P&TF personnel in Jalisco. For both such 90 day periods, CTI will be responsible for the wages of such engineer and P&TF shall be responsible for, and shall pay, all of the travel, lodging, meal and other related and reasonable expenses of such engineer in connection with the provision of such services. In the event that P&TF shall request services of such engineer after either of such 90 day periods, CTI shall provide reasonable additional assistance of such person and P&TF shall be responsible for, and shall pay to CTI, a per diem charge which for such services which shall cover the full cost to CTI of compensation and related expense for such person as well as all travel, lodging and meal expenses incurred in the provision of such services.

                  2.6 Until the date of disassembly of a Machine, CTI shall be entitled to continue to operate the Machine for the production of latex balloons, at the sole cost, and for the sole benefit of CTI.

                  2.7 CTI warrants  only that the Machines are presently in good working order and condition, subject to reasonable wear and tear from operation, and include all of the parts and components necessary for operation. EXCEPT AS EXPRESSLY PROVIDED IN THE FOREGOING SENTENCE, CTI EXPRESSLY DISCLAIMS ALL WARRANTIES WITH RESPECT TO THE MACHINERY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. P&TF acknowledges and agrees that (i) it has knowledge and expertise with respect to machinery and equipment for the manufacture of latex balloons, has made a full inspection of the Machinery and has found the Machinery to be in good working order and condition, (i) the Machines are, and have been in use, that components of the Machinery may fail by reason of wear and tear in ordinary use and operation and that no warranty is made as to the continued operation or condition of any part or component of the Machines and (iii) P&TF, based on its inspection and observation of the Machines,










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         has determined  the method of function,  capability and capacity of the
         Machines and that no warranty, promise or assurance is made by CTI with respect thereto. CTI shall be responsible for the repair or replacement of any loss or damage to the Machines arising from the disassembly and crating of the Machines; P&TF shall be responsible for any loss or damage arising from the assembly and installation of the Machines at its plant.

                  CTI's sole liability for breach of the limited express warranty provided herein with respect to the Machines, and P&TF's exclusive remedy on any claim arising out of any failure of the Machines or any component thereof constituting a breach of the limited express warranty herein, shall be limited to the repair or replacement of any part or component shown to have been defective and not in good operating condition at the time of disassembly by CTI, and in no event shall CTI be liable to P&TF for any incidental or consequential damages.

         3.       Manufacture and Sale of Latex Balloons.

                  3.1 Subject to and on the terms and conditions provided in this Agreement, P&TF agrees to manufacture, sell and deliver latex balloons to CTI and CTI agrees to purchase and pay for latex balloons manufactured by P&TF.

                  3.2 The Balloons which P&TF agrees to manufacture, sell and deliver to CTI hereunder are 11" CTI Balloons, Standards, Crystals, Metallics and Pearls and the present standard line of latex balloons manufactured by P&TF including 12", 9" and 5" Standards and Crystals. P&TF agrees to manufacture and sell to CTI any and all other latex balloons which it shall determine, in its sole discretion, to manufacture during the term hereof.

                  3.3 P&TF agrees that, during the term provided herein, it will not sell any CTI Balloons or any of its 5", 9" or 12" Balloons to any customer situated in the United States orCanada or to any customer who shall resell such balloons to a customer or customers in the United States, other than CTI, Imperial Toy and Hedstrom. P&TF shall make reasonable inquiry of each of its customers to determine the place of resale of Balloons by such customer and shall require each customer for such balloons other than CTI, Imperial Toy and Hedstrom to certify in writing that such balloons will not be offered for sale or sold in the United States or Canada. P&TF agrees that, during the term designated herein, it will not sell any Balloons to any person found to have violated such certification. P&TF agrees that it will give priority to CTI orders over orders for Balloons from Imperial Toy and Hedstrom.

                  3.4 Subject to and on the terms and conditions provided herein and for the term provided herein, CTI agrees that it will purchase all of its requirements for 5", 9" , 11" and 12" Balloons from P&TF.








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                  3.5 Promptly after the execution of this Agreement, CTI shall, by written notice to P&TF, provide to P&TF written specifications for Balloons. Unless P&TF shall, by written notice to CTI given within 15 days after such notice from CTI, reasonably object to any provision of such specifications, such specifications provided by CTI shall become the Specifications for Balloons produced and sold hereunder (other than CTI Balloons). If P&TF shall reasonably object to any portion of the specifications provided by CTI, the parties shall negotiate in good faith to develop agreed terms of the Specifications.

         4.       Ordering and Supply.

                  4.1 CTI shall submit to P&TF orders for Balloons from time to time during the term hereof. All such orders shall be in writing and shall specify the quantity and the type of the Balloons ordered. Orders may be transmitted to P&TF by mail or by facsimile transmission.

                  4.2 Balloons may be ordered by CTI, and P&TF will supply Balloons as ordered, bulk packed, in gross bags and in 36-count bags. The parties agree to negotiate, in good faith, terms under which P&TF will supply Balloons in single packages.

                  4.3 P&TF agrees to utilize its best efforts to delivery Balloons ordered by CTI to the carrier for shipment within 30 days after the date of receipt of the order and, in any event shall deliver Balloons ordered by CTI to the carrier for shipment within ___ days after the receipt of the order. The obligation of P&TF to deliver CTI Balloons shall commence at the time of the completion of assembly and installation of the first Machine as provided in paragraph 3 hereof.

                  4.4 P&TF shall select the carrier for shipment to CTI of Balloons sold hereunder, subject to the reasonable approval of CTI. Title and risk of loss with respect to Balloons shall transfer to CTI at the time of delivery of the goods to CTI at its plant.









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         5.       Price.

                  5.1 The initial prices per gross for Balloons sold and delivered to CTI hereunder shall be:


         CTI Balloons
         ------------

         11" Standards               $3.50 per gross/packed in Hytex Bags

         11" Crystals                $3.50 per gross/packed in Hytex Bags

         11" Metallics               $4.00 per gross/packed in Hytex Bags

         11" Pearls                  $4.00 per gross/packed in Hytex Bags

         P&TF Balloons

         12" Standards               $2.90 per gross/packed in Pivoli Bags

         12" Crystals                $2.90 per gross/packed in Pivoli Bags

         9" Standards                $1.39 per gross/packed in Pivoli Bags

         9" Crystals                 $1.39 per gross/packed in Pivoli Bags

         5" Standards                $0.62 per gross/packed in Pivoli Bags

         5" Crystals                 $0.62 per gross/packed in Pivoli Bags



                  5.2 With respect to any Balloons other than designated in paragraph 5.1 hereof which P&TF may manufacture during the term hereof, or packaging other than that specified in paragraph 4.2 or 5.1 hereof, the parties shall negotiate in good faith a price for such Balloons if ordered by CTI, such prices to be consistent with the prices for the Balloons designated in paragraph 5.1 hereof in termsof manufacturing cost.

                  5.3 P&TF shall be entitled during the term hereof, upon 60 days prior written notice, to increase the price for any Balloon hereunder solely to the extent of any demonstrable increase in the cost of raw materials.

                  5.4 Atthe time of shipment of Balloons ordered, manufactured and sold hereunder, P&TF shall prepare and deliver to CTI an invoice for such Balloons. Delivery of the invoice may be by mail or facsimile transmission.

                  5.5 For a period of one year from the date of this Agreement, payment for Balloons manufactured, sold and delivered hereunder shall be due at the time of shipment of the Balloons. From and after one year from the date of this Agreement, payment for Balloons manufactured, sold and delivered hereunder shall be due 30 days after the date of shipment. Payment shall be made by CTI for Balloons purchased hereunder by check or by wire transfer, at the discretion of CTI.







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                  5.6 All prices and amounts  herein shall be expressed and paid in United States currency.

                  5.7  All  prices  herein  are  FOB  CTI's  plant   Barrington,
         Illinois.

                  5.8 All prices herein are exclusive of any applicable sales, use or excise taxes imposed by any governmental authority which may be due with respect to the transaction. CTI shall be responsible for the payment of any and all such taxes. P&TF may, if required to do so, make payment for any of such taxes and shall include on its invoice to CTI the amount thereof.

                  5.9 Notwithstanding the other provisions of this paragraph, with respect to invoices issued for CTI Balloons more than 60 days after CTI's first order for CTI Balloons hereunder, the amount due for CTI Balloons designated and sold in the invoice shall be reduced by 40% of the amount shown to be due on the invoice (being the price therefor as set forth in paragraph 5.1 hereof) until the aggregate amount of the reduction in price for CTI Balloons, by reason of the reduction in the amount due provided for in this paragraph, shall be $400,000; provided that the foregoing reduction shall be applicable with respect to the first $1 million of purchases made within 12 months after CTI's first order for CTI Balloons hereunder. The amount of such reductions shall be credited against and deemed as payments for, the purchase price of the Machines purchased pursuant to paragraph 2 hereof.

         6.       Warranty.

                  6.1 P&TF warrants to CTI the Balloons manufactured and sold by it to CTI hereunder shall conform with the Specifications and shall be free of defects in workmanship and materials.

                  6.2 CTI shall not be obligated to inspect any of the Balloons at any time, it being understood that the Balloons shall be received in packaged form and may be resold in such form, and the rights of CTI hereunder with respect to any breach of warranty shall not be affected by the fact that CTI shall, or shall not, have conducted an inspection of any lot or shipment of Balloons manufactured and sold to it hereunder.






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




         7. Indemnification. P&TF shall indemnify CTI, and its successors and assigns, officers, directors, employees and agents, and save and hold each of them harmless from and against any liabilities, claims, causes of actions, suits, damages and expenses (including reasonable attorney's fees and expenses) which CTI or any of such other persons indemnified herein is or becomes liable for, or may incur, or may be called upon to pay, or may pay, by reason of:

                  7.1 Any personal injury suffered by any third party as a result of the use of any Balloon sold hereunder;

                  7.2 Any injury, loss or damage suffered, or claimed to be suffered, by any third party by reason of, or arising out of, the violation by P&TF of any of its obligations in this Agreement or of any warranty respecting the Balloons sold pursuant to this Agreement.

         8. Term. The term of this Agreement for the purposes set forth herein shall be a period of three years from the date hereof.

         9. Termination. Either party hereto may terminate this Agreement as to executory covenants or obligations of the party herein in the event of a violation by the other party of any of its obligations hereunder and the failure by such other party to cure such violation within 30 days after written notice of the violation shall have been given.

         10.      Arbitration.

                  10.1 Any dispute,  controversy  or claim  arising out of or in relation to this Agreement including but not limited to its existence, breach, termination or legal validity shall be finally and exclusively settled by binding arbitration in accordance with the UNCITRAL arbitration rules as are then in force by a single arbitrator appointed by the Arbitration Center most proximate to Chicago, Illinois who will be requested to provide the appropriate administrative services.

                  10.2 The place of the arbitration shall be Chicago,  Illinois,
         U.S.A.   and  the  English   language  shall  be  used  throughout  the
         arbitration proceedings.

                  10.3 The parties expressly agree to confer upon the arbitrator the powers to fill gaps, cure contractual omissions and to perform all other activities which he may deem necessary or appropriate.

                  10.4  The  award  of the  arbitrator  shall  be the  sole  and exclusive remedy between the parties regarding any claims and counter-claims presented to the arbitrator and shall be final and binding on the parties. The parties undertake to fully and punctually abide by the award rendered by the arbitrator. Failing such voluntary compliance, judgment upon the award or any other appropriate








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         procedures  may be entered or sought in any court  having  jurisdiction thereof to secure enforcement of said award.

                  10.5 The final award of the arbitrator shall be payable in United States currency without deduction or offset and costs, fees or taxes incidental to the enforcement of the arbitration award shall be charged in accordance with the decision of the arbitrator against a party resisting enforcement. Payment of the award including interest from the date of breach and violation shall be made in accordance with the relevant provisions of this Agreement.

                  10.6 Nothing herein contained shall prevent any party hereto from instituting an action at law against the other party requesting temporary restraining orders, preliminary injunctions or other procedures in a court of competent jurisdiction to obtain interim relief when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending formal settlement of such dispute by arbitration. Each of the parties does hereby consent to the jurisdiction of the courts situated in the State of Illinois, U.S.A. for such purposes and does hereby consent to service of process for any action in such courts by notice delivered in accordance with notice provisions of this Agreement.

         11.      Notices.

                  11.1  Any   notice,   demand,   consent,   service   or  other
         communication required or permitted to be given under this Agreement shall be in writing and addressed to the party at its address stated below:

                  If to CTI             John C. Davis
                                        CTI Industries Corporation
                                        22132 Pepper Road
                                        Barrington, Illinois  60010, U.S.A.

                  If to P&TF            Enrique Mora Velasco
                                        Pulidos & Terminados Finos
                                        Hugo Vasquez Reyes No. 33
                                        Zapopan, Jalisco, Mexico

         Any party may change the address to which notices to it shall be sent hereunder by giving a proper notice of such change of address to the other party hereunder.

                  11.2 Notices may be delivered by hand, registered mail, or fax and shall be deemed to have been received as follows:





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                           11.2.1 If delivered by hand,  at the time of delivery
                  to a responsible person at the address for the party;

                           11.2.2 If sent by fax, at the time of confirmation of
                  transmission provided a confirmation copy is sent by airmail or registered mail within twenty-four hours after the transmission; or

                           11.2.3 If sent by registered mail, at the time of delivery or at the time attempted delivery in the case delivery cannot be completed due to no fault of the sender.

         If the time of such deemed receipt as provided above is not during the customary business hours of the party, the notice shall be deemed to have been received at 10:00 a.m. at the place of delivery on the first customary day of business thereafter.

                  11.3   All   such   notices,   demands,   service   or   other
         communications shall be in the English language.

         12. Force Majeure. A party hereto shall not be in default hereunder or be liable for any loss or damage for any delay in the performance of its obligations hereunder due to causes beyond its control such as acts of God, acts of the other party, acts of military authority, priorities, fires, strikes, floods, epidemics, quarantine restrictions, war, riots, delays in transportation, or inability due to causes beyond its reasonable control to obtain necessary labor, material or manufacturing facilities.

         13. Binding Effect. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors in interest and, to the extent permitted herein, their assigns.

         14. Assignment. This Agreement, and the rights and obligations of a party, may not be assigned without the express written consent of the other party; provided, however, that the rights and obligations of a party hereunder may be assigned to a third party in connection with a transaction in which substantially all of the assets, properties and business of the party are acquired by a third party in a merger or purchase of all or substantially all of the assets of the party and such third party executes an instrument by which it agrees to assume and be bound by all of the obligations of the party in this Agreement.

         15. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law. If any paragraph of this Agreement shall be unenforceable or invalid under applicable law, such





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



provision shall be ineffective only to the extent and duration of such unenforceability or invalidity and the remaining substance of such provision and the remaining paragraphs of this Agreement shall in such event continue to be binding and in full force and effect.

         16. Waivers. No failure by a party to exercise any of such party's rights hereunder or to insist upon strict compliance with respect to any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a wavier by any party to demand exact compliance with the terms hereof. Waiver by any party of any particular default by any other party shall not affect or impair such party's rights in respect to any subsequent default of the same or of a different nature, nor shall any delay or omission of any party to exercise any right arising from any default by any other party affect or impair such party's rights as to such default or any subsequent default.

         17. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral negotiations, representations, inducements, understandings, commitments, contracts or agreements. This Agreement may be amended or modified except by a written instrument signed by the parties hereto.

         18. Governing Law. This Agreement shall be governed by, and shall be construed and enforced in all respects in accordance with, the laws of the State of Illinois, U.S.A.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                             CTI INDUSTRIES CORPORATION


                                             By:/s/  John C. Davis
                                                ----------------------------
                                                     John C. Davis
                                                 Chief Executive Officer
WITNESS:


-----------------------------

-----------------------------


                                              PULIDOS & TERMINADOS FINOS
                                              s.a. de c.v.


                                              By: /s/ Enrique Mora Velasco
                                                 --------------------------
                                                      Enrique Mora Velasco
                                                      Director - Apodegrado

WITNESS:


-----------------------------